                           LOAN AND SECURITY AGREEMENT



     This Agreement is between the undersigned Borrower and the undersigned Lender concerning loans and other credit accommodations to be made by Lender to Borrower.

SECTION 1. PARTIES

     1.1 The "BORROWER" is the person, firm, corporation or other entity identified as the Borrower in Section 15 and its successors and assigns. If more than one Borrower is specified in Section 15, all references to Borrower shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each. Furthermore, if more than one Borrower is specified in Section 15, the terms of this Agreement shall be binding on each Borrower and may be enforced as if there was a separate agreement with each Borrower, regardless of the enforceability of the Agreement as against other Borrowers.

     1.2 The "LENDER" is U.S. BANK NATIONAL ASSOCIATION and its successors and assigns.

SECTION 2. DEFINITIONS.

     The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

     (a) AGREEMENT. The word "Agreement" means this Loan and Security Agreement, as this Loan and Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Loan and Security Agreement from time to time.

     (b) ACCOMMODATIONS. The word "Accommodations" means credit accommodations extended by the Lender, consisting of letters of credit, merchandise purchase guaranties or other guaranties or indemnities for Borrower's account.

     (c) ACCOUNT. Account. The word "Account" means a trade account, account receivable, or other right to payment for goods sold or services rendered owing to Borrower (or to a third party grantor acceptable to Lender).

     (d) ACCOUNT DEBTOR. The words "Account Debtor" mean the person or entity obligated upon an Account.



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     (e) ADVANCE. The word "Advance" means a disbursement of Loan funds under this Agreement.

     (f) BORROWING BASE. The words "Borrowing Base" mean, as determined by Lender from time to time, the lesser of (a) $60,000,000.00; or (b) 80.000% of the aggregate amount of Eligible Accounts.

     (g) BUSINESS DAY. The words "Business Day" mean any day other than a Saturday, Sunday, or other day that commercial banks in Seattle, Washington, Portland, Oregon or New York City are authorized or required by law to close; provided, however that when used in connection with a LIBOR Rate, LIBOR Amount or LIBOR Interest Period such term shall also exclude any day on which dealings in U.S. dollar deposits are not carried on in the London interbank market.

     (h) CASH FLOW. The words "Cash Flow" mean earnings before interest expense, income tax, depreciation, amortization, and any non-cash extraordinary items.

     (i) CERCLA. The word "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

     (j) COLLATERAL. The word "Collateral" means and includes without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. The word "Collateral" includes without limitation all collateral described below in the section titled "COLLATERAL."

     (k) DEBT. The word "Debt" means all of Borrower's liabilities which bear interest, plus the amount of outstanding Accommodations.

     (l) ELIGIBLE ACCOUNTS. The words "Eligible Accounts" mean, at any time, all of Borrower's Accounts which contain selling terms and conditions acceptable to Lender. The net income of any Eligible Account against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless otherwise agreed to by Lender in writing, Eligible Accounts do not include: (i) Accounts with respect to which the Account Debtor is an officer, an employee or agent of Borrower; (ii) Accounts with respect to which the Account Debtor is a Subsidiary of, or affiliated with or related to Borrower or its officers, or directors; (iii) Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional; (iv) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or


                                      -2-

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services rendered by the Account Debtor to borrower; (v) Accounts which are subject to dispute, counterclaim, or setoff; (vi) Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor; (vii) Accounts with respect to which Lender, in its sole discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory; (viii) Accounts of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts, or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who had made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due; (ix) Accounts which had not been paid in full within sixty (60) days from the invoice date; (x) Datings; Progress Billings; Retainages; Cash Sales; C.O.D.; Service Charges;
(xi) any Account of an Account Debtor that is not a resident of the United States, Puerto Rico, and Canada; or (xii) Accounts which are not Collateral.

     (m) ERISA. The word "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     (n) EVENT OF DEFAULT. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below in the Section 12, titled "EVENTS OF DEFAULT.

     (o) EXPIRATION DATE. The words "Expiration Date" mean the earlier of the date of termination of Borrower's obligations to Lender under this Agreement, or June 30, 2000.

     (p) GRANTOR. The word "Grantor" means and includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness, including without limitation all Borrowers granting such a Security Interest.

     (q) HAZARDOUS SUBSTANCES. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the "CERCLA," "SARA," the Hazardous Materials Transportation Act," 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing.

     (r) INDEBTEDNESS. The word "Indebtedness" means any and all Loans, Advances, Accommodations, if any, and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising


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before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Lender including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Lender in the obligations of Borrower to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to Borrower under this Agreement or in connection with any of the foregoing;

     (s) INTEREST RATE. The words "Interest Rate" mean the interest rate on the Principal Balance.

     (t) LIBOR. The word "LIBOR" means, for any LIBOR Interest Period, the rate per annum (computed on the basis of a 360-day year and the actual number of days elapsed and rounded upward to the nearest 1/16 of 1%) established by Lender as its LIBOR, based on Lender's determination, on the basis of such factors as Lender deems relevant, of the rate of interest at which U.S. dollar deposits would be offered to U.S. Bank National Association in the London interbank market at approximately 11 a.m. London time on the date which is two Business Days prior to the first day of such LIBOR Interest Period for delivery on the first day of such LIBOR Interest Period for the number of months therein; provided, however, that the LIBOR shall be adjusted to take into account the maximum reserves required to be maintained for Eurocurrency liabilities by banks during each such LIBOR Interest Period as specified in Regulation D of the Board of Governors of the Federal Reserve System or any successor regulation.

     (u) LIBOR AMOUNT. The words "LIBOR Amount" mean each principal amount for which Borrower chooses to have the LIBOR Borrowing Rate apply for any specified LIBOR Interest Period.

     (v) LIBOR INTEREST PERIOD. The words ""LIBOR Interest Period" mean as to any LIBOR Amount, a period of one, two, three, six or twelve months commencing on the date the LIBOR Borrowing Rate becomes applicable thereto; provided, however, that: (i) the first day of each LIBOR Interest Period must be a Business Day; (ii) no LIBOR Interest Period shall be selected which would extend beyond June 30, 2000; (iii) no LIBOR Interest Period shall extend beyond the date of any principal payment required under this Agreement, unless the sum of the Prime Rate Amount, plus LIBOR Amounts with LIBOR Interest Periods ending on or before the scheduled date of such principal payment, plus principal amounts remaining unborrowed under a line of credit, equals or exceeds the amount of such principal payment; (iv) any LIBOR Interest Period which would otherwise expire on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such LIBOR Interest Period into another calendar month, in which event the LIBOR Interest Period shall end on the immediately preceding Business Day; and (v) any


                                      -4-

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LIBOR Interest Period that begins on the last Business Day of a calendar month
(or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of a calendar month.

     (w) LINE OF CREDIT. The words "Line of Credit" mean the credit facility described in the Section 3.1, titled "LINE OF CREDIT" below.

     (x) LIQUID ASSETS. The words "Liquid Assets" mean Borrower's cash on hand plus Borrower's readily marketable securities.

     (y) LOAN. The word "Loan" or "Loans" means and includes without limitation any and all commercial loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

     (z) NOTE. The word "Note" means and includes without limitation Borrower's promissory note or notes, if any, evidencing Borrower's Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor.

     (aa) PERMITTED LIENS. The words "Permitted Liens" mean: (a) liens and security interests securing Indebtedness owed by Borrower to Lender; (b) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (d) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (e) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (f) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

     (bb) PRIME RATE. The words "Prime Rate" mean the rate of interest which Lender from time to time establishes as its prime rate and is not, for example, the lowest rate of interest which Lender collects from any borrower or class of borrowers. When the Prime Rate is applicable under Section 4(a) or 13. the interest rate hereunder shall be adjusted without notice effective on the day the Prime Rate changes, but in no event shall the rate of interest be higher than allowed by law.

     (cc) PRIME RATE AMOUNT. The words "Prime Rate Amount" mean any portion of the Principal Balance bearing interest at the Prime Borrowing Rate.


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     (dd) PRINCIPAL BALANCE. The words "Principal Balance" mean the unpaid principal balance of all Advances outstanding at any one time.

     (ee) RELATED DOCUMENTS. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

     (ff) SECURITY AGREEMENT. The words "Security Agreement" mean and include without limitations any agreements, promises, covenant, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

     (gg) SECURITY INTEREST. The words "Security Interest" mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

     (hh) SARA. The word "SARA" means the Superfund Amendments and Reauthorization Act of 1986 as now or hereafter amended.

     (ii) SUBORDINATED DEBT. The words "Subordinated Debt" mean indebtedness and liabilities of Borrower which have been subordinated by written agreement to indebtedness owed by Borrower to Lender in form and substance acceptable to Lender.

     (jj) SUBSIDIARY. The word "Subsidiary" means a subsidiary of the Borrower, which includes, but is not limited to, a corporation, partnership, limited liability company, or other entity in which the Borrower directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

     (kk) TANGIBLE NET WORTH. The words "Tangible Net Worth" mean Borrower's total shareholders' equity, excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements).

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     (ll) TOTAL FUNDED DEBT. The words "Total Funded Debt" mean Debt, plus all capital lease obligations of the Borrower.

     (mm) WORKING CAPITAL. The words "Working Capital" mean Borrower's current assets, excluding prepaid expenses, less Borrower's current liabilities.

SECTION 3. LOANS AND OTHER CREDIT ACCOMMODATIONS.

     3.1 LINE OF CREDIT. Lender agrees to make Advances to Borrower from time to time from the date of this Agreement to its expiration, provided that the aggregate amount of outstanding Indebtedness at any one time does not exceed the Borrowing Base.

          (a) CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make any Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:

               (i) Lender shall have received evidence that this Agreement and all Related Documents have been duly authorized, executed, and delivered by Borrower to Lender.

               (ii) Lender shall have received such opinions of counsel, supplemental opinions, and documents as Lender may request.

               (iii) The security interests in the Collateral shall have been duly authorized, created, and perfected with first lien priority and shall be in full force and effect.

               (iv) Lender, at its option and for its sole benefit, shall have conducted an audit of Borrower's Accounts, books, records, and operations, and Lender shall be satisfied as to their condition.

               (v) Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable.

               (vi) There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement, and Borrower shall have delivered to Lender the compliance certificate called for in Section
7.15 below, titled "Compliance Certificate."

          (b) REQUESTS FOR ADVANCES.

               (i) Any Advance may be made or interest rate option selected upon the request of Borrower (if an individual), any of the undersigned (if Borrower consists of more than one individual), any person or persons authorized in subsection (ii) of this 3.1(b), and any person or persons otherwise authorized to execute and deliver promissory notes to Lender on behalf of Borrower.

               (ii) Borrower hereby authorizes any one of the following individuals to request Advances and to select interest rate options: Glenn Welstad, Bob Sovern, Joseph Havlin, Bob Breen and Joseph P. Sambataro, Jr., unless Lender is otherwise instructed in writing.

               (iii) All Advances shall be disbursed by deposit directly to Borrower's account number 153501534249 at a branch of Lender, or by cashier's check issued to Borrower.

               (iv) Borrower agrees that Lender shall have no obligation to verify the identity of any person making any request pursuant to this Section 3.1(b), and Borrower assumes all risks of the validity and authorization of such requests. In consideration of Lender agreeing, at its sole discretion. to make Advances upon such requests, Borrower promises to pay holder, in accordance with the provisions of this Agreement, the Principal Balance together with interest thereon and other sums due hereunder, although any Advances may have been requested by a person or persons not authorized to do so.

          (c) MANDATORY LOAN REPAYMENTS. If at any time the aggregate principal amount of the outstanding Indebtedness shall exceed the applicable Borrowing Base, Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Indebtedness and the Borrowing Base. On the Expiration Date, Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.

          (d) LOAN ACCOUNT. Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facility. Lender shall provide Borrower with periodic statements of Borrower's account, which statements shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days after Borrower's receipt of any such statement which Borrower deems to be incorrect.

          (d) RESERVES. Lender shall have a continuing right to deduct reserves in determining the Borrowing Base ("Reserves") and to increase and decrease such Reserves from time to time, if and to the extent that, in Lender's reasonable credit judgment, such Reserves are necessary to protect Lender against any state of facts which does, or would, with notice or passage of time or both, constitute an Event of Default or have an adverse effect on any Collateral. Lender may, at its option, implement Reserves by designating as ineligible a sufficient amount of Accounts which would otherwise be Eligible Accounts so as to reduce the Borrowing Base by the amount of the intended Reserve.

     3.2 ACCOMMODATIONS.

          (a) Lender may, in its sole discretion, issue or cause Accommodations to be issued, from time to time, at Borrower's request and on terms and conditions and for purposes satisfactory to Lender. Borrower shall execute and perform additional agreements relating to the Accommodations in form and substance acceptable to Lender and the issuer of any Accommodations, all of which shall supplement the rights and remedies granted herein. Any payments made by Lender or any affiliate of Lender in connection with the Accommodations shall constitute additional Advances to Borrower.

          (b) In addition to the fees and costs of any issuer in connection with issuing or administering Accommodations, Borrower shall pay to the Lender, in advance, a charge on open Accommodations at the rate of .75% per annum (the "Accommodation Charges"). Accommodation Charges shall be due and payable on the date of issuance of any Accommodation and on the first day of each calendar quarter thereafter.

          (c) No Accommodation will be issued if the Accommodation as requested, plus fees and costs for issuance, would cause the outstanding Indebtedness to exceed the Borrowing Base or cause the amount of outstanding Accommodations to exceed at any time the Accommodation Sublimit of $40,000,000.00.

          (d) All indebtedness, liabilities and obligations of any sort whatsoever, however arising, whether present or future, fixed or contingent, secured or unsecured, due or to become due, paid or incurred, arising or incurred in connection with any Accommodation shall be included in the term "Indebtedness," as defined herein, and shall include, without limitation, (i) all amounts due or which may become due under any Accommodation; (ii) all amounts charged or chargeable to Borrower or to Lender by any bank, other financial institution or correspondent bank which opens, issues or is involved with such Accommodations; (iii) Lender's Accommodation Charges and all fees, costs and other charges of any issuer of any Accommodation; and (iv) all duties, freight, taxes, costs, insurance and all such other charges and expenses which may pertain directly or indirectly to any Indebtedness or Accommodations or to the goods or documents relating thereto.

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          (e) Borrower unconditionally agrees to indemnify and hold Lender harmless from any and all loss, claim or liability (including reasonable attorneys' fees) arising from any transactions or occurrences relating to any Accommodations established or opened for Borrower's account, the Collateral relating thereto and any drafts or acceptances thereunder, including any such loss or claim due to any action taken by an issuer of any Accommodation. Borrower further agrees to indemnify and hold Lender harmless for any errors or omissions in connection with the Accommodations, whether caused by Lender, by the issuer of any Accommodation or otherwise. Borrower's unconditional obligation to indemnify and hold Lender harmless under this provision shall not be modified or diminished for any reason or in any manner whatsoever, except for Lender's gross negligence or willful misconduct. Borrower agrees that any charges made to Lender by any issuer of any Accommodation shall be conclusive on borrower and may be charged to Borrower's account.

          (f) Lender shall not be responsible for: the conformity of any goods to the documents presented; the validity or genuineness of any documents; delay, default, or fraud by the Borrower or shipper and/or anyone else in connection with the Accommodations or any underlying transaction.

          (g) Borrower agrees that with respect to any action taken by Lender, if taken in good faith, or any action taken by an issuer of any Accommodation, under or in connection with any Lender in furtherance thereof, Lender shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute for Borrower's account any and all applications for steamship or airway guarantees, indemnities or delivery orders; to grant any extensions of the maturity of time of payment for, or time of presentation of, any drafts, acceptances or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications or Accommodations. All of the foregoing actions may be taken in Lender's sole name, and the issuer thereof shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Lender, all without any notice to or any consent from Borrower. None of the foregoing actions described in this subsection (g) may be taken by Borrower without Lender's express written consent.

SECTION 4. INTEREST AND FEES.

     4.1. INTEREST RATE. The interest rate on the Principal Balance outstanding may vary from time to time pursuant to the provisions of this Agreement. Subject to the provisions of this Agreement, Borrower shall have the option from time to time of choosing to pay interest at the rate or rates and for the applicable periods of time based on the rate options provided herein; provided, however, that once Borrower notifies Lender of its selection of the LIBOR Borrowing Rate option chosen in accordance with the provisions of this Agreement, such notice shall be irrevocable. The rate options are the Prime Borrowing Rate and the LIBOR Borrowing Rate, each as defined in Section 2

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hereof. Interest shall be computed at the applicable rate based upon a three hundred sixty (360) day year and applied to the actual days applicable. Interest shall be paid on the first (1st) day of each month until the Expiration Date, at which time the Principal Balance and all accrued interest will be due.

          (a) THE PRIME BORROWING RATE.

               (i) The Prime Borrowing Rate is a per annum rate equal to the Prime Rate.

               (ii) Whenever Borrower desires to use the Prime Borrowing Rate option, Borrower shall give Lender notice orally or in writing in accordance with Section 3.1(b) of this Agreement, which notice shall specify the requested effective date (which must be a Business Day) and principal amount of the Advance or increase in the Prime Rate Amount, and whether Borrower is requesting a new Advance under a line of credit or conversion of a LIBOR Amount to the Prime Borrowing Rate.

               (iii) Subject to Section 13 of this Agreement, interest shall accrue on the unpaid Principal Balance at the Prime Borrowing Rate unless and except to the extent that the LIBOR is in effect.

          (b) THE LIBOR BORROWING RATE.

               (i) The LIBOR Borrowing Rate is the LIBOR plus 1.25% per annum.

               (ii) Borrower may obtain LIBOR Borrowing Rate quotes from Lender between 8:00 a.m. and 1:00 p.m. (Portland, Oregon time) on any Business Day. Borrower may request an Advance, conversion of any portion of the Prime Rate Amount to a LIBOR Amount or a new LIBOR Interest Period for an existing LIBOR Amount, at such rate only by giving Lender notice in accordance with Section 4(b)(iii) before 10:00 a.m. (Portland, Oregon time) on such day.

               (iii) Whenever Borrower desires to use the LIBOR Borrowing Rate option, Borrower shall give Lender irrevocable notice (either in writing or orally and promptly confirmed in writing) between 8:00 a.m. and 1:00 p.m. (Portland, Oregon time) two (2) Business Days prior to the desired effective date of such rate. Any oral notice shall be given by, and any written notice or confirmation of an oral notice shall be signed by. the person(s) authorized in
Section 3.1(b)(iii) of this Agreement, and shall specify the requested effective date of the rate, LIBOR Interest Period and LIBOR Amount, and whether Borrower is requesting a new Advance at the LIBOR Borrowing Rate under a line of credit, conversion of all or any portion of the Prime Rate Amount to a LIBOR Amount, or a new LIBOR Interest Period for an outstanding LIBOR Amount. Notwithstanding any other term of this Agreement, Borrower may elect the LIBOR Borrowing Rate in the minimum principal amount of $500,000.00 and in multiples of $100,000.00 above such amount.

               (iv) If at any time the LIBOR is unascertainable or unavailable to Lender or if LIBOR loans become unlawful, the option to select the LIBOR Borrowing Rate shall terminate immediately. If the LIBOR Borrowing Rate is then in effect, (A) it shall terminate automatically with respect to all LIBOR Amounts (i) on the last day of each then applicable LIBOR Interest Period, if Lender may lawfully continue to maintain such loans, or (ii) immediately if Lender may not lawfully continue to maintain such loans through such day, and
(B) subject to Section 13 of this Agreement, the Prime Borrowing Rate automatically shall become effective as to such amounts upon such termination.

               (v) If at any time after the date hereof (A) any revision in or adoption of any applicable law, rule, or regulation or in the interpretation or administration thereof (i) shall subject Lender or its Eurodollar lending office to any tax, duty, or other charge, or change the basis of taxation of payments to Lender with respect to any loans bearing interest based on the LIBOR, or (ii) shall impose or modify any reserve, insurance, special deposit, or similar requirements against assets of, deposits with or for the account of, or credit extended by Lender or its Eurodollar lending office, or impose on Lender or its Eurodollar lending office any other condition affecting any such loans, and (B) the result of any of the foregoing is directly (i) to increase the cost to Lender of making or maintaining any such loans or (ii) to reduce the amount of any sum receivable under this Agreement by Lender or its Eurodollar lending office, Borrower shall pay Lender within 15 days after demand by Lender such additional amount as will compensate Lender for such increased cost or reduction. The determination hereunder by Lender of such additional amount shall be conclusive in the absence of manifest error. If Lender demands compensation under this Section 4(b)(v), Borrower may upon three (3) Business Days' notice to Lender pay the accrued interest on all LIBOR Amounts, together with any additional amounts payable under Section 4(b)(vi). Subject to Section 13 of this Agreement, upon Borrower's paying such accrued interest and additional costs, the Prime Borrowing Rate immediately shall be effective with respect to the unpaid principal balance of such LIBOR Amounts.

               (vi) Borrower shall pay to Lender, on demand, such amount as Lender reasonably determines (determined as though 100% of the applicable LIBOR Amount had been funded in the London interbank market) is necessary to compensate Lender for any direct or indirect losses, expenses, liabilities, costs, expenses or reductions in yield to Lender, whether incurred in connection with liquidation or re-employment of funds or otherwise, incurred or sustained by Lender as a result of: (A) Any payment or prepayment of a LIBOR Amount, termination of the LIBOR borrowing rate or conversion of a LIBOR Amount to the Prime Borrowing Rate on a day other than the last day of the applicable LIBOR Interest Period (including as a result of acceleration or a notice pursuant to Section 4
(b)(v)); or (B) Any failure of Borrower to borrow, continue or prepay any LIBOR Amount or to convert any portion of the Prime Rate Amount to a LIBOR Amount after Borrower has given a notice thereof to Lender.

               (vii) If Borrower chooses the LIBOR Borrowing Rate, Borrower shall pay interest based on such rate, plus any other applicable taxes or charges hereunder, even though Lender may have obtained the funds loaned to Borrower from sources other than the London interbank market. Lender's determination of the LIBOR Borrowing Rate and any such taxes or charges shall be conclusive in the absence of manifest error.

               (viii) Notwithstanding any other term of this Agreement or the Related Documents, Borrower may not select the LIBOR Borrowing Rate if an event of default hereunder has occurred and is continuing.

               (ix) Nothing contained in this Agreement or the Related Documents, including without limitation the determination of any LIBOR Interest Period or Lender's quotation of any LIBOR Borrowing Rate, shall be construed to prejudice Lender's right, if any, to decline to make any requested Advance or to require payment on demand.

     4.2 UNUSED LINE FEE. Borrower shall pay Lender quarterly, on the first day of each quarter, in arrears, an Unused Line Fee of .15% for each quarter, calculated upon the amount, if any, by which the $60,000,000.00 exceeds the average daily balance outstanding on the Indebtedness during the preceding quarter.

     4.3 ACCOUNT SERVICING FEE. The Borrower shall pay to the Lender an Account Servicing Fee of $20,000.00. The Account Servicing Fee shall be paid in two equal installments. The first installment shall be due February 16, 1999. The second installment shall be due January 31, 2000.

SECTION 5. GRANT OF SECURITY INTEREST.

     5.1 GRANT OF SECURITY INTEREST. To secure the payment and performance in full of all Indebtedness, Borrower hereby grants to Lender a continuing security interest in and lien upon, and a right of setoff against, and Borrower hereby assigns and pledges to Lender, all of the Collateral, including any Collateral not deemed eligible for lending purposes.

     5.2 "COLLATERAL" shall mean all of the following property of Borrower:

     All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of all: accounts, contract rights; chattel paper; investment property; general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests in equipment and fixtures); documents; instruments; letters of credit, bankers' acceptances or guaranties; cash monies, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Borrower or at any other depository or other institution; agreements or property securing or relating to any of the items referred to above;

     All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Borrower, any computer service bureau or other third party; and

     All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

     5.3 PERFECTION OF SECURITY INTERESTS. Borrower agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's Security Interests in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and will file such financing statements and all such similar statements in the appropriate location or locations. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest. Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender's security interest in the Collateral. Borrower promptly will notify Lender of any change in Borrower's name including any change to the assumed business names of Borrower. Borrower also promptly will notify Lender of any change in Borrower's Social Security Number or Employer Identification Number. Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower's principal governance office or should Borrower merge or consolidate with any other entity.

     5.4 COLLATERAL RECORDS. Borrower does now, and all times hereafter shall keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time. With respect to the Accounts, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Accounts and Account balances and agings.

     5.5 COLLATERAL SCHEDULES. Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver to Lender a schedule of Accounts and Eligible Accounts, in form and substance satisfactory to the Lender. Thereafter Borrower shall execute and deliver to Lender such supplemental schedules of Eligible Accounts and such other matters and information relating to Borrower's Accounts as Lender may request. Supplemental schedules shall be delivered according to the following schedule: BORROWER TO FURNISH LENDER WITH ACCOUNTS RECEIVABLE AGINGS ON A MONTHLY BASIS, IN SUMMARY FORM, ON THE BORROWING BASE CERTIFICATE, BROKEN OUT AS FOLLOWS: INVOICE DATE TO 30 DAYS FROM INVOICE DATE; 31 DAYS TO 60 DAYS FROM INVOICE DATE; TOTAL ELIGIBLE ACCOUNTS; ALL OTHER ACCOUNTS; TOTAL ACCOUNTS. BORROWER TO SUBMIT A BORROWER'S CERTIFICATE WITHIN 15 DAYS OF EACH MONTH-END.

     5.6 COLLATERAL AUDITS. Borrower agrees to undergo annual collateral audits, to be performed by Lender or Lender approved auditors. Direct verifications will be required, to be performed by certified public accountants via audited statements.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

     Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date on each disbursement of Loan proceeds, as of the day of any renewal, extension or modification of any Loan, and all times any Indebtedness exists:

     6.1 ACCOUNTS. With respect to the Accounts, Borrower represents and warrants to Lender: (a) Each Account represented by Borrower to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account; (b) all Account information listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; and (c) Lender, its assigns, or agents shall have the right at any time and at Borrower's expense to inspect, examine, and audit Borrower's records and to confirm with Account Debtors the accuracy of such Accounts.

     6.2 ORGANIZATION. Borrower is a corporation, limited liability company, or limited partnership, which is duly organization, validly existing, and in good standing under the laws of the State of Washington and is validly existing and in good standing in all jurisdictions in which Borrower is doing business. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation, limited liability company, or limited liability partnership and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition.

     6.3 AUTHORIZATION. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

     6.4 FINANCIAL INFORMATION. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

     6.5 LEGAL EFFECT. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

     6.6 PROPERTIES. Except for Permitted Liens, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.

     6.7 HAZARDOUS SUBSTANCES. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (a) During the period of Borrower's ownership of the properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, about or from any of the properties, (b) Borrower has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance on, under, about or from the properties by any prior owners or occupants of any of the properties, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters, (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from any of the properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. Borrower authorizes Lender and its agents to enter upon the properties to make such inspections and tests as Lender may deem appropriate to determine compliance of the properties with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the properties for hazardous waste and hazardous substances. Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrower's ownership or interest in the properties, whether or not the same was or should have been known to Borrower. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

     6.8 LITIGATION AND CLAIMS. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred, which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

     6.9 TAXES. To the best of Borrower's knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

     6.10 LIEN PRIORITY. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the titling or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.

     6.11 BINDING EFFECT. This Agreement, the Note, all Security Agreements directly or indirectly securing repayment of Borrower's Loan and Note and all of the Related Documents are binding upon Borrower as well as upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

     6.12 COMMERCIAL PURPOSES. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

     6.13 EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, (iii) no steps have been taken to terminate any such plan, and (iv) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

     6.14 LOCATION OF BORROWER'S OFFICES AND RECORDS. Borrower's place of business, or Borrower's Chief executive office, if Borrower has more than one place of business, is located at 1016 South 28th Street, Tacoma, WA 98409. Unless Borrower has designated otherwise in writing, this location is also the office or offices where Borrower keeps its records concerning the Collateral.

     6.15 INFORMATION. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

     6.16 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in extending Loan Advances to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

SECTION 7. AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender, while this Agreement is in effect, Borrower will:

     7.1 LITIGATION. Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

     7.2 FINANCIAL RECORDS. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

     7.3 FINANCIAL STATEMENTS. Furnish Lender with, as soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year, Borrower's balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender, and, as soon as available, but in no event later than forty-five (45) days after the end of each fiscal quarter, Borrower's balance sheet and profit and loss statement for the period ended, prepared and certified as correct to the best knowledge and belief by Borrower's chief financial officer or other officer or person acceptable to Lender. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

     7.4 SEC FILINGS. Borrower covenants and agrees to furnish the Lender with, as soon as available but in no event later than one hundred twenty (120) days after the end of each fiscal year, a copy of Borrower's 10K report as filed with the Security and Exchange Commission and, as soon as possible but in no event later than forty-five (45) days after the end of each fiscal quarter, a copy of Borrower's 10Q report as filed with the Security and Exchange Commission.

     7.5 ADDITIONAL INFORMATION. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

     7.6 FINANCIAL COVENANTS AND RATIOS. Comply with the following covenants and ratios:

          (a) TANGIBLE NET WORTH. Maintain a minimum Tangible Net Worth of not less than $50,000,000.00.

          (b) CURRENT RATIO. Maintain a ratio of current assets to current liabilities of not less than 1.75 to 1.00.

          (c) WORKING CAPITAL. Maintain Working Capital in excess of $40,000,000.00.

          (d) DEBT TO CASH FLOW RATIO. Maintain a ratio of Debt to Cash Flow of no more than 2.50 to 1.00. This ratio will be measured on a trailing four-quarter basis.

          (e) INTEREST COVERAGE RATIO. Maintain a ratio of Cash Flow to Interest Expense of not less than 4.00 to 1.00. This ratio will be defined as Cash Flow plus Accommodation fees and commitment fees paid, divided by gross interest expense, plus Accommodation fees and commitment fees paid. This ratio will be measured on a trailing four-quarter basis.

The following provisions shall apply for purposes of determining compliance with the foregoing financial covenants and ratios: MINIMUM TANGIBLE NET WORTH COVENANT WILL INCREASE BY 50.00% OF BORROWER'S NET PROFIT AFTER TAXES FOR THE PREVIOUS FISCAL YEAR END. THIS INCREASE WILL BE EFFECTIVE JUNE 30 ANNUALLY. Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis to the consolidated financial statements of Labor Ready, Inc., and all of its Subsidiaries, and certified by Borrower as being true and correct.

     7.7 INSURANCE. Maintain fire and other risk insurance, public liability insurance, and such other insurance as lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days' prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.

     7.8 INSURANCE REPORTS. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

     7.9 OTHER AGREEMENTS. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

     7.10 LOAN PROCEEDS. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

     7.11 TAXES, CHARGES AND LIENS. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, in and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices, Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits.

     7.12 PERFORMANCE. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the Related Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement or under any of the Related Documents.

     7.13 OPERATIONS. Maintain executive personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive personnel, conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

     7.14 INSPECTION. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

     7.15 COMPLIANCE CERTIFICATE. Unless waived in writing by Lender, provide Lender quarterly and at the time of each disbursement of Loan proceeds with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

     7.16 ENVIRONMENTAL COMPLIANCE AND REPORTS. Borrower shall comply in all respects with all environmental protection federal, state and local laws, statutes, regulations and ordinances; not cause or permit to exist, as a result of any intentional or unintentional action or omission on its part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty
(30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

     7.17 ADDITIONAL ASSURANCES. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

SECTION 8. RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except U.S. federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would directly (a) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates,
(b) reduce the amounts payable to Lender under this

Agreement or the Related Documents, or (c) reduce the rate of return on Lender's capital as a consequence of Lender's obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within five (5) days after Lender's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

SECTION 9. NEGATIVE COVENANTS.

     Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

     9.1 INDEBTEDNESS AND LIENS: (a) Except as allowed as a Permitted Lien, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets, (b) sell or transfer any of Borrower's assets outside the ordinary course of Borrower's business, or (c) sell with recourse any of Borrower's accounts, except to Lender.

     9.2 CONTINUITY OF OPERATIONS. (a) Engage in any business activities substantially different than those in which Borrower is presently engaged, or
(b) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business.

     9.3 LOANS, ACQUISITIONS AND GUARANTIES. (a) Loan, invest in or advance money or assets, (b) purchase, create or acquire any interest in any other enterprise or entity, or (c) incur any obligation as surety or guarantor other than in the ordinary course of business.

SECTION 10. CESSATION OF ADVANCES.

     If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower or any Guarantor becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a material adverse change in Borrower's financial condition in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan;
(d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender; or (e) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

SECTION 11. RIGHT OF SETOFF.

     Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

SECTION 12. EVENTS OF DEFAULT.

     Each of the following shall constitute an Event of Default under this
Agreement:

     12.1 DEFAULT ON INDEBTEDNESS. Failure of Borrower to make any payment when due on the Loans.

     12.2 OTHER MATERIAL DEFAULTS. Failure of Borrower or any Grantor to comply with or to perform when due any other material term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other material term, obligation, covenant or condition contained in any other agreement between Lender and Borrower; provided, however, that Borrower shall have five (5) business days from the receipt of notice of breach to cure non-monetary breaches, except in situations which, in Lender's judgment, such notice or opportunity to cure would have a material adverse effect on Lender or the Collateral. Lender shall use its best efforts to notify Borrower promptly of the occurrence of any Event of Default.

     12.3 DEFAULT IN FAVOR OF THIRD PARTIES. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

     12.4 FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Grantor under this Agreement or the Related Documents is false or misleading in any material respect at the time made or furnished, or becomes false or misleading in any material respect at any time thereafter.

     12.5 DEFECTIVE COLLATERALIZATION. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason.

     12.6 INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     12.7 CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Grantor against any collateral securing the Indebtedness, or by any governmental agency if the successful prosecution of such proceeding would have a material adverse effect on the Borrower or its business operations. This includes a garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender.

     12.8 EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

     12.9 ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

SECTION 13. EFFECT OF AN EVENT OF DEFAULT.

     If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. Furthermore, upon the occurrence of an Event of Default, including failure to pay upon final maturity, the Lender, at its option, may also, if permitted under applicable law, increase the Interest Rate to a rate equal to the Prime Borrowing Rate plus 5%. The Interest Rate will not exceed the maximum rate permitted by applicable law. In addition, if any payment of principal or interest is 15 or more days past due, Borrower will be charged a late charge of 5% of the delinquent payment. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

SECTION 14. TERM OF AGREEMENT; MISCELLANEOUS.

     14.1 TERM. This Agreement shall only become effective upon execution and delivery by Borrower and Lender and shall continue in full force and effect until June 30, 2000.

     14.2 AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in the Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     14.3 APPLICABLE LAW. THIS AGREEMENT HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF WASHINGTON. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF KING COUNTY, THE STATE OF WASHINGTON. SUBJECT TO THE PROVISIONS ON ARBITRATION, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON.

     14.4 ARBITRATION. LENDER AND BORROWER AGREE THAT ALL DISPUTES, CLAIMS AND CONTROVERSIES BETWEEN THEM, WHETHER INDIVIDUAL, JOINT, OR CLASS IN NATURE, ARISING FROM THIS AGREEMENT OR OTHERWISE, INCLUDING WITHOUT LIMITATION CONTRACT AND TORT DISPUTES, SHALL BE ARBITRATED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, UPON REQUEST OF EITHER PARTY. No act to take or dispose of any Collateral shall constitute a waiver of this agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, latches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

     14.5 ARBITRATION PROCEDURE AND VENUE. If either party makes a demand for arbitration as provided herein and each party's claim is less than $100,000, one neutral arbitrator will decide all issues. If a party's claim is $100,000 or more, then in such case, the parties will each select an arbitrator who will then select a third arbitrator. All arbitration hearings will be held in Seattle, Washington.

     14.6 CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

     14.7 CONSENT TO LOAN PARTICIPATION. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interest. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchase of such a participation interest and unconditionally agrees that either Lender or such purchase may enforce Borrower's obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

     14.8 COSTS AND EXPENSES. Borrower agrees to pay upon demand all of Lender's expenses, including without limitation attorneys' fees incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

     14.9 NOTICES. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile (unless otherwise required by law), and shall be effective when actually delivered or when deposited in the United States mail, via certified mail, return receipt requested, addressed to the party to whom the notice is to be given at the address shown in Section 16 below. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower will keep Lender informed at all times of Borrower's current address(es).

     14.10 SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

     14.11 SUBSIDIARIES AND AFFILIATES OF BORROWER. To the extent the context of any provision of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used herein shall include all Subsidiaries and/or affiliates of Borrower. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any Subsidiary or affiliate of Borrower.

     14.12 SUCCESSORS AND ASSIGNS. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

     14.13 SURVIVAL. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

     14.14 WAIVER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

     14.15 STATUTE OF FRAUDS DISCLOSURE. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

SECTION 15.  IDENTIFICATION OF BORROWER(S).

     15.1   Borrowers:                         Labor Ready, Inc.
                                               Labor Ready Northwest, Inc.
                                               Labor Ready Southwest, Inc.
                                               Labor Ready Central, Inc.
                                               Labor Ready Central II, LLC
                                               Labor Ready Central III, LP
                                               Labor Ready Midwest, Inc.
                                               Labor Ready Mid-Atlantic, Inc.
                                               Labor Ready Mid-Atlantic II, Inc.
                                               Labor Ready Mid-Atlantic III, LP
                                               Labor Ready Northeast, Inc.
                                               Labor Ready Southeast, Inc.
                                               Labor Ready Southeast II, Inc.
                                               Labor Ready Southeast III, LP
                                               Labor Ready GP Co., Inc.
                                               Labor Ready Properties, Inc.

     15.2   Borrowers' Chief Executive Office: 1016 South 28th Street
                                               Tacoma, WA  98409

SECTION 16. BORROWER'S AND LENDER'S ADDRESSES FOR NOTICE PURPOSES.

         BORROWER:                                            LENDER:
         Labor Ready, Inc.                           U.S. Bank National Association
         Attention:  Chief Financial Officer         Attention: Manager
         1016 South 28th Street                      Tacoma Corporate Banking
         Tacoma, WA  98409                           1145 Broadway, Suite 1100
                                                     Tacoma, WA  98402

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF FEBRUARY 3, 1999.

BORROWER:                                     LENDER:

LABOR READY, INC.                             U.S. BANK NATIONAL ASSOCIATION



By:  /s/ Joseph P. Sambataro, Jr.             By:  /s/ Bruce H. Marley
     -----------------------------                 -----------------------------
     Joseph P. Sambataro, Jr.                      Authorized Officer
     Executive Vice President and
     Chief Financial Officer

LABOR READY NORTHWEST, INC.



By:  /s/ Joseph P. Sambataro, Jr.
     -----------------------------
     Joseph P. Sambataro, Jr.
     President

LABOR READY SOUTHWEST, INC.


By:  /s/ Joseph P. Sambataro, Jr.
     -----------------------------
     Joseph P. Sambataro, Jr.
     President




              (SIGNATURES OF BORROWER CONTINUED ON FOLLOWING PAGE)

LABOR READY CENTRAL, INC.



By:  /s/ Joseph P. Sambataro, Jr.
     -----------------------------
     Joseph P. Sambataro, Jr.
     President

LABOR READY CENTRAL II, LLC

By:  Labor Ready Central, Inc.,
     Its Sole Member



By:  /s/ Joseph P. Sambataro, Jr.
     -----------------------------
     Joseph P. Sambataro, Jr.
     President

LABOR READY CENTRAL III, LP

By:  Labor Ready GP Co., Inc.,
     Its General Partner



By:  /s/ Joseph P. Sambataro, Jr.
     -----------------------------
     Joseph P. Sambataro, Jr.
     President

LABOR READY MIDWEST, INC.



By:  /s/ Joseph P. Sambataro, Jr.
     -----------------------------
     Joseph P. Sambataro, Jr.
     President





              (SIGNATURES OF BORROWER CONTINUED ON FOLLOWING PAGE)

LABOR READY MID-ATLANTIC, INC.



By:  /s/ Joseph P. Sambataro, Jr.
     -----------------------------
     Joseph P. Sambataro, Jr.
     President

LABOR READY MID-ATLANTIC II, INC.



By:  /s/ Joseph P. Sambataro, Jr.
     -----------------------------
     Joseph P. Sambataro, Jr.
     President

LABOR READY MID-ATLANTIC III, LP

By:  Labor Ready GP Co., Inc.,
     Its General Partner



By:  /s/ Joseph P. Sambataro, Jr.
     -----------------------------
     Joseph P. Sambataro, Jr.
     President

LABOR READY NORTHEAST, INC.



By:  /s/ Joseph P. Sambataro, Jr.
     -----------------------------
     Joseph P. Sambataro, Jr.
     President

LABOR READY SOUTHEAST, INC.


By:  /s/ Joseph P. Sambataro, Jr.
     -----------------------------
     Joseph P. Sambataro, Jr.
     President

              (SIGNATURES OF BORROWER CONTINUED ON FOLLOWING PAGE)

LABOR READY SOUTHEAST II, INC.



By:  /s/ Joseph P. Sambataro, Jr.
     -----------------------------
     Joseph P. Sambataro, Jr.
     President

LABOR READY SOUTHEAST III, LP

By:  Labor Ready GP Co., Inc.
     Its General Partner



By:  /s/ Joseph P. Sambataro, Jr.
     -----------------------------
     Joseph P. Sambataro, Jr.
     President

LABOR READY GP CO., INC.



By:  /s/ Joseph P. Sambataro, Jr.
     -----------------------------
     Joseph P. Sambataro, Jr.
     President

LABOR READY PROPERTIES, INC.



By:  /s/ Joseph P. Sambataro, Jr.
     -----------------------------
     Joseph P. Sambataro, Jr.
     President